Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
CoActive Marketing Group, Inc.


We hereby consent to the incorporation by reference in the registration statements (Nos. 333-02392 and 333-100563 on Form S-8 and Nos. 333-60157 and
333-31934 on Form S-3) of CoActive Marketing Group, Inc. filed with the Securities and Exchange Commission of our report dated June 20, 2007 on the consolidated financial statements and financial statement schedule of CoActive Marketing Group, Inc. and subsidiaries appearing in the Annual Report on Form 10-K as of and for the year ended March 31, 2007.


/s/ Lazar, Levine & Felix LLP
-----------------------------
Lazar, Levine & Felix LLP

New York, New York
June 26, 2007


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